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                                 August 17, 1999



First National Bank in Brookings
2220 Sixth Street
P.O. Box 6000
Brookings, SD   57006
Attn:  Jay Weems

                  Re: Letter Agreement Regarding Bankcard Marketing Agreement and Purchase Agreement

Dear Jay:

         This letter agreement shall memorialize the terms of the agreements reached between First National Bank in Brookings ("FNB") and The Credit Store, Inc. ("TCS"). As you are aware, FNB and Service One International Corporation ("SOIC") are parties to a Bankcard Marketing Agreement dated October 2, 1997 and a Purchase Agreement dated October 2, 1997, as amended on August 31, 1998. SOIC was merged into TCS, which is the successor-in-interest to the Bankcard Marketing Agreement and the Purchase Agreement.

         Previously, TCS sent a notice of termination of the Bankcard Marketing Agreement and Purchase Agreement. This notice has been rescinded by TCS and the Bankcard Marketing Agreement and Purchase Agreement remain in full force and effect, according to their terms, as modified by this letter.

         Subject to the renewal and termination provisions of the Bankcard Marketing Agreement and Purchase Agreement, the current term of these agreements will expire on October 1, 2000. Furthermore, through October 1, 2000, the Fixed Fee (as defined in Section 1.5 of the Purchase Agreement) shall be based upon 50,000 credit cards.

         FNB and TCS agree to make mutually acceptable modifications and amendments to the Bankcard Marketing Agreement and Purchase Agreement as reasonably necessary to aid and facilitate the securitization of credit card receivables.


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         Within ten (10) days following the execution of this letter, (i) FNB and TCS shall execute and file UCC-3 amendments to the existing UCC-1 Financing Statements for the above-described agreements correcting the name, the employer identification number and address of SOIC to reflect the correct information for TCS, and (ii) FNB shall deliver to TCS a secretaries certificate evidencing resolutions by the Board of Directors of FNB approving the Bankcard Marketing Agreement, the Purchase Agreement, as amended, the Termination Agreement dated October 2, 1997 and this letter agreement.

         If this letter accurately sets forth the agreements reached between FNB and TCS, please have this letter executed in the space provided below and returned to me at your earliest convenience.

                                   Sincerely,

                                   The Credit Store, Inc.


                                   By:  /s/  Kevin T. Riordan
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                                        Kevin T. Riordan, President

ACKNOWLEDGED AND AGREED

First National Bank in Brookings

By:  /s/  David Waligoske
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    Name:  David Waligoske
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    Title:  Senior Vice President
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